Exhibit 3.1

BYLAWS

OF

EDISON INTERNATIONAL

(AS AMENDED EFFECTIVE SEPTEMBER 30, 2016)

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ii

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BYLAWS

OF

EDISON INTERNATIONAL

(As Amended Effective September 30, 2016)

ARTICLE I – PRINCIPAL OFFICE

Section 1.    Principal Office.

The principal office of the Corporation is hereby fixed and located at 2244 Walnut Grove Avenue, in the City of Rosemead, County of Los Angeles, State of California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another.

ARTICLE II – SHAREHOLDERS

Section 1.    Meeting Locations.

All meetings of shareholders shall be held at the principal office of the corporation or at such other place or places within or without the State of California as may be designated by the Board of Directors (the “Board”) or specified in the notice of the meeting. In the event such places shall prove inadequate in capacity for any meeting of shareholders, an adjournment may be taken to and the meeting held at such other place of adequate capacity as may be designated by the officer of the corporation presiding at such meeting.

Section 2.    Annual Meetings.

Annual meetings of shareholders shall be held on the fourth Thursday of the month of April of each year at such time as the Chair of the Board or Chief Executive Officer shall designate on said day to elect directors to hold office for the year next ensuing and until their successors shall be elected, and to consider and act upon such other matters as may lawfully be presented to such meeting; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at such designated time and place on the next day thereafter ensuing which is not a legal holiday.

Section 3.    Special Meetings.

Special meetings of the shareholders may be called at any time by the Board, the Chair of the Board, the Chief Executive Officer, the President, or upon written request of any three members of the Board, or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting. Upon request in writing to the Chair of the

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Board, the Chief Executive Officer, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the Secretary forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request. If the notice is not given within twenty days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4.    Notice of Annual or Special Meeting.
(a)    Written notice of each annual or special meeting of shareholders shall be given not less than ten (or if sent by third-class mail, thirty) nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law and these Bylaws, any proper matter may be presented at an annual meeting for such action. The notice of any special or annual meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.
(b)    For any matter to be presented by a shareholder at an annual meeting, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, written notice must be received by the Secretary of the corporation from the shareholder not more than one hundred eighty days nor less than one hundred twenty days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first released to shareholders by the corporation; provided however, that in the event the annual meeting to which the shareholder’s written notice relates is to be held on a date which is more than thirty days earlier or later than the date of the annual meeting specified in these Bylaws, the notice from a shareholder must be received by the Secretary not earlier than two hundred twenty days prior to the date of the annual meeting to which the shareholder’s notice relates nor later than one hundred sixty days prior to the date of such annual meeting, unless less than one hundred seventy days’ prior public announcement of the date of such meeting is first made by the corporation, in which event notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date of such public announcement. As used in these Bylaws, (i) the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day and (ii) “public announcement” shall include disclosure in a press release or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.
For any nomination to be presented by a shareholder at a special meeting called by the corporation at which directors are to be elected, written notice must be received by

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the Secretary of the corporation from the shareholder not more than one hundred eighty days nor less than one hundred twenty days prior to the date of the special meeting, unless less than one hundred thirty days’ prior public announcement of the date of the meeting is made, in which event notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date of such public announcement of the meeting date and the nominee names intended to be presented by the Board for election. The shareholder’s notice to the Secretary shall set forth the information required by Section 4(c) of this Article and shall be updated and supplemented as required by that section.
(c)    The shareholder’s notice to the Secretary shall set forth:
(i)     a brief description of each matter to be presented at the annual meeting by the shareholder (including the text of any resolutions proposed for consideration and in the event the matter includes a proposal to amend these Bylaws, the language of the proposed amendment);
(ii)     the name and address, including where applicable as they appear on the corporation’s books, of the shareholder, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and their respective affiliates or associates or others acting in concert therewith (together, the “Proponents”);
(iii)     the class and number of shares of the corporation which are held of record by the Proponents;
(iv)     as to the Proponents making the nomination or proposal, (A) the class and number of shares of the corporation which are beneficially owned by the Proponents, (B) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among the Proponents and any other person and (C) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice by or on behalf of any of the Proponents, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of shares of the corporation, or maintain, increase or decrease the voting power of the Proponents, with respect to shares of the corporation; and
(v)     any material interest in the matters to be presented of the Proponents.
Any shareholder who intends to nominate a candidate for election as a director shall also set forth in such a notice (i) the name, age, business address and residence address of each nominee that he or she intends to nominate at the meeting, (ii) the principal occupation or employment of each nominee, (iii) the class and number of shares of the corporation which are held of record, or beneficially owned, by each nominee, and (iv) any other information concerning the nominee that would be required under the rules of the SEC, including any information required in a proxy statement soliciting proxies for the election of the nominee in an election contest. The notice shall also include a consent, signed by the shareholder’s nominees, to serve as a director of the corporation if elected.

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In addition to the information required in a shareholder’s notice under this Section 4(c), the corporation may require each nominee to furnish such additional information as reasonably requested by the corporation to determine the eligibility of the nominee to serve as a director. A shareholder’s notice shall, if necessary, be updated and supplemented within five business days after the record date for the meeting and the information provided or required to be provided in such notice shall be current as of the record date for the meeting.
(d)    Notwithstanding anything in these Bylaws to the contrary, and subject to the provisions of any applicable law, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 4, which shall be the exclusive means for a shareholder to propose any matter at a meeting of shareholders (other than a proposal included in the corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act). In no event shall an adjournment, recess or postponement of a meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The Board (and any other person or body authorized by the Board) shall have the power and authority to determine whether a nomination or proposal was made or proposed in accordance with the procedures set forth in this Section 4. If any nomination or proposal is not in compliance with this Section 4, then except as otherwise required by law, the chair of the meeting shall have the power to declare that such nomination or proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law or otherwise determined by the chair of the meeting or the Board, if the shareholder (or a qualified representative of the shareholder, as defined below) does not appear at the meeting of shareholders to present its nomination or proposal, such nomination or proposal shall be disregarded.
To be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
(e)    Notice of a shareholders’ meeting shall be given either personally or by first-class mail (or, if the outstanding shares of the corporation are held of record by 500 or more persons on the record date for the meeting, notice may be given by third-class mail) or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

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Section 5.    Quorum.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles; provided, however, that the shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to have less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 6.    Adjourned Meeting and Notice Thereof.

Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. However, when any shareholders’ meeting is adjourned for more than forty-five days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 7.    Voting.

The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law, and to the following provisions:

(a)    Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

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(b)    Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.
(c)    Subject to the provisions of Section 705 of the California General Corporation Law and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
(d)    Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the non-age unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the corporation.
(e)    Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chair of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chair of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.
(f)    Shares of the corporation owned by any of its subsidiaries shall not be entitled to vote on any matter.
(g)    Shares of the corporation held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any of its subsidiaries, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.
(h)    If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)	If only one votes, such act binds all;

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(ii)	If more than one vote, the act of the majority so voting binds all;
(iii)    If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.
If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.
No shareholder of any class of stock of this corporation shall be entitled to cumulate votes at any election of directors of this corporation.
Elections for directors need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.
In any uncontested election of directors, approval of the shareholders (as defined in Section 153 of the California General Corporation Law) shall be required to elect a director. If an incumbent director fails to be elected by approval of the shareholders in an uncontested election, then, unless the incumbent director has earlier resigned, the term of the incumbent director shall end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to Section 707 of the California General Corporation Law or the date on which the Board selects a person to fill the office held by that director in accordance with the procedures set forth in Article III, Section 4 of these Bylaws and Section 305 of the California General Corporation Law.
In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares shall be elected, and votes against a director and votes withheld shall have no legal effect.
For purposes of these Bylaws, an “uncontested election” means an election of directors of this corporation in which the number of candidates for election does not exceed the number of directors to be elected by the shareholders at that election, determined at the expiration of the time fixed under Article II, Section 4 of these Bylaws requiring advance notification of director candidates, or for special meetings of shareholders, at the date notice of the meeting is given or at a time fixed by the Board that is not more than 14 days before notice of the meeting is given.
Section 8.    Record Date.
The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty days nor less than ten days prior to the date of the meeting nor more than sixty days prior

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to any other action. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date, except as otherwise provided by law or these Bylaws. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five days.

If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than as set forth in this Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

Section 9.    Consent of Absentees.

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601 (f) of the California General Corporation Law.

Section 10.    Action Without Meeting.

Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

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Section 11.    Proxies.

Every person entitled to vote shares has the right to do so either in person or by one or more persons, not to exceed three, designated by a proxy authorized by such shareholder or the shareholder’s attorney in fact and filed with the corporation, in accordance with Section 178 of the California General Corporation Law. Subject to the following sentence, any proxy duly authorized continues in full force and effect until revoked by the person authorizing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy authorized by the person authorizing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person authorizing the proxy; provided, however, that a proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by this corporation. No proxy shall be valid after the expiration of eleven months from the date of its authorization unless otherwise provided in the proxy.

Section 12.    Inspectors of Election.

In advance of any meeting of shareholders, the Board may appoint any persons other than nominees as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chair of any such meeting may, and on the request of any shareholder or shareholder’s proxy shall, make such appointments at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

The duties of such inspectors shall be as prescribed by Section 707 (b) of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 13.    Proxy Access for Director Nominations.
(a)     Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of shareholders at which directors are to be elected, the corporation will include in its proxy statement and on its form of proxy the name of a nominee for election to the Board submitted pursuant to this Section 13 (a “Shareholder Nominee”),

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and will include in its proxy statement the “Required Information” (as defined in Section 13(d)), if:
(i)     the Shareholder Nominee satisfies the eligibility requirements in this Section 13;
(ii)     the Shareholder Nominee is identified in a timely notice (the “Shareholder Notice”) that satisfies this Section 13 and is delivered by a shareholder that qualifies as, or is acting on behalf of, an Eligible Shareholder (as defined in Section 13(b));
(iii)     the Eligible Shareholder expressly elects at the time of the delivery of the Shareholder Notice to have the Shareholder Nominee included in the corporation’s proxy materials; and
(iv)     the additional requirements of these Bylaws are met.
The maximum number of Shareholder Nominees submitted by all Eligible Shareholders that may be included in the corporation’s proxy materials pursuant to this Section 13 shall not exceed the greater of (i) two or (ii) twenty percent of the number of directors in office as of the last day on which a Shareholder Notice may be received by the Secretary pursuant to this Section 13 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (such resulting number, the “Permitted Number”); provided that the Permitted Number shall be reduced by (i) any Shareholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 13 but who the Board of Directors decides to nominate as a Board nominee and (ii) any nominees who were previously elected to the Board as Shareholder Nominees at any of the preceding two annual meetings and who are nominated for election at such annual meeting by the Board as a Board nominee.
(b)     To qualify as an “Eligible Shareholder,” a shareholder or a group as described in this Section 13(b) must:
(i)     own and have owned (as defined in Section 13(c)), continuously for at least three years as of the date of the Shareholder Notice, a number of shares that represents at least three percent of the outstanding shares of the corporation that are entitled to vote in the election of directors as of the date of the Shareholder Notice (the “Required Shares”); and
(ii)     thereafter continue to own the Required Shares through such annual meeting of shareholders.
For purposes of satisfying the ownership requirements of this Section 13(b), a group of no more than twenty shareholders and/or beneficial owners may aggregate the number of shares that each group member has owned continuously for at least three years as of the date of the Shareholder Notice. No shareholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as

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more than one Eligible Shareholder under this Section 13. A group of funds that are under common management and investment control shall be treated as one shareholder or beneficial owner. Whenever an Eligible Shareholder consists of a group of shareholders and/or beneficial owners, any and all requirements and obligations (including the requirements to provide any information, representation or agreement pursuant to Section 13(e)) for an Eligible Shareholder set forth in this Section 13 must be satisfied by and as to each such shareholder or beneficial owner, except that shares may be aggregated as specified in this Section 13(b).
(c)     For purposes of this Section 13:
(i)     a shareholder or beneficial owner shall be deemed to “own” only those outstanding shares (including shares held in the name of a nominee or other intermediary) as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. As a result, the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. The terms “owned,” “owning” and other variations of the word “own,” when used in this Section 13, shall have correlative meanings; and
(ii)     A shareholder or beneficial owner’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice.
(d)     For purposes of this Section 13, the “Required Information” that the corporation will include in its proxy statement is:
(i)     the information set forth in the Schedule 14N provided with the Shareholder Notice concerning each Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and
(ii)     if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or, in the case of a group, a written statement of the group), not to

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exceed 500 words, in support of each Shareholder Nominee, which must be provided at the same time as the Shareholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”).
The corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), would violate any applicable law, rule, regulation or listing standard or would constitute abusive and offensive language. Nothing in this Section 13 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.
(e)     The Shareholder Notice shall set forth all information, representations and agreements required under Section 4(c) of this Article (and for such purposes, references in Section 4(c) to any Proponents that are a “beneficial owner” (including any affiliates or associates or others acting in concert therewith), on whose behalf the nomination is made shall be deemed to refer to the “Eligible Shareholder”). In addition, such Shareholder Notice shall also include:
(i)     a copy of the Schedule 14N filed with the SEC under the Exchange Act;
(ii)     a statement of the Eligible Shareholder, which statement shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares the Eligible Shareholder owns and has owned (as defined in Section 13(c) of these Bylaws) continuously for at least three years as of the date of the Shareholder Notice, (B) agreeing to continue to own such shares through the annual meeting, and (C) regarding whether it intends to maintain ownership of the Required Shares for at least one year following the annual meeting;
(iii)     the written agreement of the Eligible Shareholder addressed to the corporation, setting forth the following additional agreements, representations, and warranties:
(A)     it will provide (1) the information required under Section 4(c) of this Article as of the record date, (2) notification in writing verifying the Eligible Shareholder’s continuous ownership of the Required Shares as of the record date, and (3) immediate notice to the corporation if the Eligible Shareholder ceases to own the Required Shares prior to the annual meeting of shareholders;
(B)     it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 13, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule

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14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board, and (4) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation;
(C)     it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 13, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, and (4) promptly provide to the corporation prior to the day of the annual meeting such additional information as reasonably requested by the corporation; and
(iv)     in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination.
(f)     To be timely under this Section 13, the Shareholder Notice must be received by the Secretary, from a shareholder, at the principal executive offices of the corporation in accordance with the time frames applicable to annual meetings under Section 4(b) of this Article. In no event shall an adjournment, recess or postponement of a meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(g)     An Eligible Shareholder must:
(i)     within five business days after the date of the Shareholder Notice, provide to the corporation one or more written statements from the shareholder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder owns, and has owned continuously in compliance with this Section 13;
(ii)     file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the corporation’s annual meeting of shareholders, one or more of the corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and
(iii)     in the case of any group, within five business days after the date of the Shareholder Notice, provide to the corporation documentation reasonably satisfactory

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to the corporation demonstrating that the number of shareholders and/or beneficial owners within such group does not exceed twenty, including that a group of funds qualifies as one shareholder or beneficial owner within the meaning of Section 13(b).
The information provided pursuant to this Section 13(g) shall be deemed part of the Shareholder Notice for purposes of this Section 13.
(h)     Within the time period for delivery of the Shareholder Notice, a written representation and agreement of each Shareholder Nominee shall be received by the Secretary, which shall be signed by each Shareholder Nominee and shall represent and agree that such Shareholder Nominee:
(i)     consents to being named in the corporation’s proxy statement and form of proxy as a nominee;
(ii)     is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the corporation in such representation;
(iii)     is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the corporation in such representation and
(iv)     if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors.
At the request of the corporation, the Shareholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and provide to the corporation such other information as it may reasonably request. The corporation may request such additional information as necessary to permit the Board to determine if each Shareholder Nominee satisfies the requirements of this Section 13.
(i)     In the event any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; provided that any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 13.

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(j)     The corporation may omit from its proxy materials any Shareholder Nominee, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if:
(i)     the Eligible Shareholder or Shareholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Shareholder Notice (or otherwise submitted pursuant to this Section 13), any of the information in the Shareholder Notice (or otherwise submitted pursuant to this Section 13) was not, when provided, true, correct and complete, or the requirements of this Section 13 have otherwise not been met;
(ii)     the Shareholder Nominee (A) is not independent under any applicable stock exchange listing standards or SEC rules, and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3 or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is an officer or director of a public utility or public utility holding company, (D) fails to meet the general criteria of the guidelines for nomination as a director set forth in the corporation’s Corporate Governance Guidelines, (E) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years, or (F) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(iii)     the corporation has received a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate any candidate for election to the Board pursuant to Section 4 of this Article;
(iv)     the election of the Shareholder Nominee to the Board would cause the corporation or the Shareholder Nominee to violate the Articles of Incorporation of the corporation, these Bylaws, any applicable law, rule, regulation or listing standard; or
(v)     the Eligible Shareholder or applicable Shareholder Nominee fails to comply with any obligation pursuant to these Bylaws.
(k)     In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 13 exceeds the Permitted Number, the corporation shall determine which Shareholder Nominees shall be included in the corporation’s proxy materials as follows: each Eligible Shareholder will select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Shareholder disclosed as owned in its respective Shareholder Notice. If the Permitted Number is not reached after each Eligible

ARTICLE II

Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 13 thereafter is nominated by the Board, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Shareholder’s or Shareholder Nominee’s failure to comply with this Section 13), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof.
(l)     The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 13 and to make any and all determinations necessary or advisable to apply this Section 13, including the power to determine whether any and all requirements of this Section 13 have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including the corporation and its shareholders or beneficial owners. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law or otherwise determined by the chair of the meeting or the Board, if the shareholder (or a qualified representative of the shareholder does not appear at the annual meeting of shareholders of the corporation to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded. This Section 13 shall be the exclusive method for shareholders to include nominees for director election in the corporation’s proxy materials.
ARTICLE III – DIRECTORS

Section 1.    Powers.

Subject to limitations of the Articles, of these Bylaws and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

(a)    To select and remove all the other officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, with the Articles or these Bylaws, fix their compensation and require from them security for faithful service.

ARTICLE III

(b)    To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these Bylaws, as they may deem best.
(c)    To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.
(d)    To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.
(e)    To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.
Section 2.    Number of Directors.
The authorized number of directors shall be not less than nine nor more than seventeen until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders. The exact number of directors shall be fixed, within the limits specified, by the Board by adoption of a resolution or by the shareholders in the same manner provided in these Bylaws for the amendment thereof.
Section 3.    Election and Term of Office.
The directors shall be elected at each annual meeting of the shareholders, subject to Article II, Section 7 of these Bylaws, but if any such annual meeting is not held or no vote is taken on the election of directors thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Subject to Article II, Section 7 of these Bylaws, each director shall hold office until the next annual meeting and until a successor has been elected and qualified.
Section 4.    Vacancies.
Any director may resign effective upon giving written notice to the Chair of the Board, the Chief Executive Officer, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and, subject to Article II, Section 7 of these Bylaws, until such director’s successor has been elected and qualified. Vacancies existing as a result of a removal of a director may be filled by the shareholders as provided by law. Any vacancy on the Board resulting from any expiration of the term of an incumbent director as provided in Article II, Section 7 of these Bylaws shall be deemed to have been created by resignation, and not removal, of the incumbent director.

ARTICLE III

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.
The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.
The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.
Section 5.    Place of Meeting.
Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board, specified in the notice of the meeting, or as otherwise provided in these Bylaws. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.
Section 6.    Organization Meeting.
Promptly following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.
Section 7.    Special Meetings and Other Regular Meetings.
Special meetings and regular meetings other than organization meetings of the Board for any purpose or purposes may be called at any time by the Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or by any three directors then in office.
Such meetings of the Board shall be held upon four days’ notice by mail or twenty-four hours’ notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, telex, facsimile, electronic mail or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address, telephone number, telex number, facsimile number, E-mail address, or other designated location(s), as shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such information is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. The notice need not specify the purpose of such meeting.
Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed

ARTICLE III

to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, wireless, or other similar means, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient, or actually transmitted to the recipient by the person giving the notice by a system or technology designed to record and communicate messages.
Section 8.    Quorum.
One-third of the number of authorized directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section ll of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Articles; provided, however, that a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
Section 9.    Participation in Meetings by Conference Telephone.
Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.
Section 10.    Waiver of Notice.
The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 11.    Adjournment.
A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
Section 12.    Fees and Compensation.
Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

ARTICLE III

Section 13.    Action Without Meeting.
Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall have the same force and effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.
Section 14.    Rights of Inspection.
Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.
Section 15.    Committees.
The Board may appoint one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may delegate to such committees any or all of the authority of the Board except with respect to:
(a)    The approval of any action for which the California General Corporation Law also requires shareholders’ approval or approval of the outstanding shares;
(b)    The filling of vacancies on the Board or in any committee;
(c)    The fixing of compensation of the directors for serving on the Board or on any committee;
(d)    The amendment or repeal of Bylaws or the adoption of new Bylaws;
(e)    The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;
(f)    A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board; or
(g)    The appointment of other committees of the Board or the members thereof.
Any such committee, or any member or alternate member thereof, must be appointed by resolution adopted by a majority of the exact number of authorized directors as specified in Section 2 of this Article. The Board shall have the power to prescribe the manner and timing of giving of notice of regular or special meetings of any committee and the manner in which proceedings of any committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board Minutes shall be kept of each meeting of each committee.

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Section 16.    Chair of the Board.
The Chair of the Board shall be a director and shall preside at meetings of the Board and meetings of the shareholders, unless otherwise unavailable, and shall have such other powers and shall be subject to such other duties as the Board may from time to time provide or as may be provided by these Bylaws. Notwithstanding anything to the contrary contained herein or in the California General Corporation Law, the Chair of the Board is not, solely by virtue of that title, an officer of the corporation, and a person holding the title of Chair of the Board need not otherwise be an officer of the corporation.
In the absence or disability of the Chair of the Board, one of the following shall act, in the order indicated, as chair of the Board at meetings of the Board: first, the Chief Executive Officer, if a member of the Board; second, the President, if a member of the Board; third, a Vice President, if any, who is a member of the Board, in order of election; and, fourth, any member of the Board who is designated by the Board as a temporary chair to preside at any such meeting of the Board.
ARTICLE IV – OFFICERS
Section 1.    Officers.
The officers of the corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a General Counsel and a Secretary. The corporation may also have, at the discretion of the Board, one or more Associate General Counsel, one or more Assistant General Counsel, a Controller, one or more Assistant Controllers, a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries, and such other officers as may be elected or appointed in accordance with Section 5 of this Article. The Board or the Chief Executive Officer may confer a special title upon any Vice President not specified herein.
Section 2.    Election.
The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 5 or Section 6 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.
Section 3.    Reserved.

ARTICLE IV

Section 4.    Removal and Resignation.
Any officer may be removed, either with or without cause, by the Board at any time or by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.    Appointment of Other Officers.

The Board may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

Section 6.    Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled at any time deemed appropriate by the Board in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 7.     Salaries.

The salaries of the Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, General Counsel, Controller, Treasurer and Secretary of the corporation shall be fixed by the Board. Salaries of all other officers shall be as approved from time to time by the Chief Executive Officer.

Section 8.    Furnish Security for Faithfulness.

Any officer or employee shall, if required by the Board, furnish to the corporation security for faithfulness to the extent and of the character that may be required.

Section 9.	Chief Executive Officer’s Duties; Succession to Such Duties in Chief Executive Officer’s Absence or Disability.

The Chief Executive Officer shall be the chief executive officer of the corporation. Subject to the control of the Board, the Chief Executive Officer shall have charge of the business of the corporation. The Chief Executive Officer shall keep the Board fully informed, and shall freely consult them concerning the business of the corporation.

ARTICLE IV

In the absence or disability of the Chief Executive Officer, the President shall act as the chief executive officer of the corporation; in the absence or disability of the Chief Executive Officer and the President, the next in order of election by the Board of the Vice Presidents shall act as chief executive officer of the corporation.

Section 10.    President’s Duties.

The President shall perform such duties as the Chief Executive Officer shall delegate or assign to such officer.

Section 11.    Chief Financial Officer.

The Chief Financial Officer of the corporation shall be the chief consulting officer in all matters of financial import and shall have control over all financial matters concerning the corporation. If the corporation does not have a currently elected and acting Controller, the Chief Financial Officer shall also be the Chief Accounting Officer of the corporation.

Section 12.    Vice Presidents’ Duties.

The Vice Presidents shall perform such other duties as the Chief Executive Officer shall designate.

Section 13.    General Counsel’s Duties.

The General Counsel shall be the chief consulting officer of the corporation in all legal matters and, subject to the Chief Executive Officer, shall have control over all matters of legal import concerning the corporation.

Section 14.	Associate General Counsel’s and Assistant General Counsel’s Duties.

The Associate General Counsel shall perform such of the duties of the General Counsel as the General Counsel shall designate, and in the absence or disability of the General Counsel, the Associate General Counsel, in order of election to that office by the Board at its latest organizational meeting, shall perform the duties of the General Counsel. The Assistant General Counsel shall perform such duties as the General Counsel shall designate.

Section 15.    Controller’s Duties.

The Controller shall be the chief accounting officer of the Corporation and, subject to the Chief Financial Officer, shall have control over all accounting matters concerning the Corporation and shall perform such other duties as the Chief Executive Officer shall designate.

ARTICLE IV

Section 16.    Assistant Controllers’ Duties.
The Assistant Controllers shall perform such of the duties of the Controller as the Controller shall designate, and in the absence or disability of the Controller, the Assistant Controllers, in order of election to that office by the Board at its latest organizational meeting, shall perform the duties of the Controller.
Section 17.    Treasurer’s Duties.
It shall be the duty of the Treasurer to keep in custody or control all money, stocks, bonds, evidences of debt, securities and other items of value that may belong to, or be in the possession or control of, the corporation, and to dispose of the same in such manner as the Board or the chief executive officer may direct, and to perform all acts incident to the position of Treasurer.
Section 18.    Assistant Treasurers’ Duties.
The Assistant Treasurers shall perform such of the duties of the Treasurer as the Treasurer shall designate, and in the absence or disability of the Treasurer, the Assistant Treasurers, in order of election to that office by the Board at its latest organizational meeting, shall perform the duties of the Treasurer, unless action is taken by the Board as contemplated in Article IV, Section 22.
Section 19.    Secretary’s Duties.
The Secretary shall keep or cause to be kept full and complete records of the proceedings of shareholders, the Board and its committees at all meetings, and shall affix the corporate seal and attest by signing copies of any part thereof when required.
The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal office in accordance with Section 213 of the California General Corporation Law.
The Secretary shall be the custodian of the corporate seal and shall affix it to such instruments as may be required.
The Secretary shall keep on hand a supply of blank stock certificates of such forms as the Board may adopt.
The Secretary shall serve or cause to be served by publication or otherwise, as may be required, all notices of meetings and of other corporate acts that may by law or otherwise be required to be served, and shall make or cause to be made and filed in the principal office of the corporation, the necessary certificate or proofs thereof.
An affidavit of mailing of any notice of a shareholders’ meeting or of any report, in accordance with the provisions of Section 60l (b) of the California General

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Corporation Law, executed by the Secretary shall be prima facie evidence of the fact that such notice or report had been duly given.

The Secretary may, with the President, or a Vice President, sign certificates of ownership of stock in the corporation, and shall cause all certificates so signed to be delivered to those entitled thereto.

The Secretary shall keep all records required by the California General Corporation Law.

The Secretary shall generally perform the duties usual to the office of secretary of corporations, and such other duties as the chief executive officer shall designate.

Section 20.    Assistant Secretaries’ Duties.

Assistant Secretaries shall perform such of the duties of the Secretary as the Secretary shall designate, and in the absence or disability of the Secretary, the Assistant Secretaries, in the order of election to that office by the Board at its latest organizational meeting, shall perform the duties of the Secretary, unless action is taken by the Board as contemplated in Article IV, Sections 21 and 22 of these Bylaws.

Section 21.    Secretary Pro Tempore.

At any meeting of the Board or of the shareholders from which the Secretary is absent, a Secretary pro tempore may be appointed and act.

Section 22.    Election of Acting Treasurer or Acting Secretary.

The Board may elect an Acting Treasurer, who shall perform all the duties of the Treasurer during the absence or disability of the Treasurer, and who shall hold office only for such a term as shall be determined by the Board.

The Board may elect an Acting Secretary, who shall perform all the duties of the Secretary during the absence or disability of the Secretary, and who shall hold office only for such a term as shall be determined by the Board.

Whenever the Board shall elect either an Acting Treasurer or Acting Secretary, or both, the officers of the corporation as set forth in Article IV, Section 1 of these Bylaws, shall include as if therein specifically set out, an Acting Treasurer or an Acting Secretary, or both.

Section 23.    Performance of Duties.

Officers shall perform the duties of their respective offices as stated in these Bylaws, and such additional duties as the Board shall designate.

ARTICLE V

ARTICLE V – OTHER PROVISIONS
Section 1.    Inspection of Corporate Records.
(a)    A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:
(i)    Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five business days’ prior written demand upon the corporation; or
(ii)    Obtain from the transfer agent, if any, for the corporation, upon five business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.
(b)    The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate.
(c)    The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as a holder of such voting trust certificate.
(d)    Any such inspection and copying under this Article may be made in person or by agent or attorney.
Section 2.    Inspection of Bylaws.
The corporation shall keep in its principle office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.
Section 3.    Contracts and Other Instruments, Loans, Notes and Deposits of Funds.
The Chief Executive Officer, the President, or a Vice President, either alone or with the Secretary or an Assistant Secretary, or the Secretary alone, shall execute in the name of the corporation such written instruments as may be authorized by the Board and, without special direction of the Board, such instruments as transactions of the ordinary business of the corporation may require and, such officers without the special direction of the Board may authenticate, attest or countersign any such instruments when deemed appropriate. The

ARTICLE V

Board may authorize any person, persons, entity, entities, attorney, attorneys, attorney-in-fact, attorneys-in-fact, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

No loans shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by the Board as it may direct. Such authority may be general or confined to specific instances.

All checks, drafts, or other similar orders for the payment of money, notes, or other such evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as the Board or chief executive officer may direct.

Unless authorized by the Board or these Bylaws, no officer, agent, employee or any other person or persons shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may direct.

Section 4.    Certificates of Stock and Uncertificated Stock.

Shares of the corporation’s stock may be certificated or uncertificated, as provided under California law. All certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Every certificate of stock of the corporation shall be signed in the name of the corporation by the , the President, or a Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Certificates for shares and uncertificated shares may be used prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, or, for uncertificated shares, on the initial transaction statement for such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

Except as provided in this Section, no new certificate for shares and no uncertificated shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled

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at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate or uncertificated shares in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Transfers of shares of stock of the corporation shall be made on the books of the corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate.

Section 5.    Transfer Agent, Transfer Clerk and Registrar.

The Board may, from time to time, appoint transfer agents, transfer clerks, and stock registrars to transfer and register the shares of capital stock of the corporation, and may provide that no certificate of capital stock shall be valid without the signature of the stock transfer agent or transfer clerk, and stock registrar.

Section 6.    Representation of Shares of Other Corporations.

The chief executive officer or any other officer or officers authorized by the Board or the chief executive officer are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.
Section 7.    Stock Purchase Plans.
The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for such shares in installments or at one time, and may provide for aiding any such persons in

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paying for such shares by compensation for services rendered, promissory notes or otherwise.
Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.
Section 8.    Fiscal Year and Subdivisions.
The calendar year shall be the corporate fiscal year of the corporation. For the purpose of paying dividends, for making reports and for the convenient transaction of the business of the corporation, the Board may divide the fiscal year into appropriate subdivisions.
Section 9.    Construction and Definitions.
Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.
ARTICLE VI – INDEMNIFICATION

Section 1.    Indemnification of Directors and Officers of the Corporation.

Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that (A) the corporation shall indemnify

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any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the corporation; (B) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) other than a proceeding by or in the name of the corporation to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by the corporation; (C) that no such person shall be indemnified (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to anydirectors’ and officers’ liability insurance policy maintained by the corporation; (ii) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; and (iv) as to circumstances in which indemnity is expressly prohibited by Section 317 of the General Corporation Law of California (the “Law”); and (D) that no such person shall be indemnified with regard to any action brought by or in the right of the corporation for breach of duty to the corporation and its shareholders (a) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (b) for acts or omissions that the director or officer believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or officer; (c) for any transaction from which the director or officer derived an improper personal benefit; (d) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to the corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders; (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to the corporation or its shareholders; and (f) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the Law. The right to indemnification conferred in this Article shall include the right to be paid by the corporation expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that if the Law permits the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such advances shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts to the corporation if it shall be ultimately determined that such person is not entitled to be indemnified.

Section 2.	Indemnification of Directors, Officers, Employees, and Agents other than Directors and Officers of the Corporation.
A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a

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director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, may, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permitted by California law and the corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities and losses, (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.
Section 3.    Right of Directors and Officers to Bring Suit.
If a claim under Section 1 of this Article is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. Neither the failure of the corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its Board, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct.
Section 4.    Successful Defense.
Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.
Section 5.    Non-Exclusivity of Rights.
The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Section 6.    Insurance.
The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss,

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whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Law.
Section 7.    Expenses as a Witness.

To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

Section 8.    Indemnity Agreements.

The corporation may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permissible under the Law and the corporation’s Articles of Incorporation.

Section 9.    Separability.

Each and every paragraph, sentence, term and provision of this Article is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the corporation and claimant, the broadest possible indemnification permitted under applicable law.

Section 10.    Effect of Repeal or Modification.

Any repeal or modification of this Article shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE VII – EMERGENCY PROVISIONS

Section 1.    General.

The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic or other attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or shareholders, or during the existence of any catastrophe, disaster or other similar emergency condition.

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Section 2.    Notice of Meetings.

Special meetings and regular meetings of the Board may be held upon one hour’s notice delivered in any manner permitted in Article III, Section 7 of these Bylaws.

Section 3.    Quorum.

The number of directors necessary to constitute a quorum shall be one‑third of the authorized number of directors, or such other minimum number required by law or lawful decree then in force, whichever number is less.

ARTICLE VIII – AMENDMENTS

Section 1.    Amendments.

These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board; provided, however, that a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the outstanding shares. The exact number of directors within the maximum and minimum number specified in these Bylaws may be amended by the Board alone.